Exhibit 99.1

Proofpoint Announces Second Quarter 2021 Financial Results

Second Quarter Highlights

•	Total revenue of $308.7 million, up 19% year-over-year
•	Billings of $328.6 million, up 31% year-over-year
•	GAAP EPS of $(0.92) per share, Non-GAAP EPS of $0.63 per share
•	Operating cash flow of $60.9 million and free cash flow of $54.8 million

SUNNYVALE, Calif., – July 29, 2021 – Proofpoint, Inc. (the “Company” or “Proofpoint”) (NASDAQ: PFPT), a leading cybersecurity and compliance company, today announced financial results for the second quarter ended June 30, 2021.

“We were very pleased with our strong operating results for the second quarter and our team’s solid execution year-to-date,” stated Gary Steele, chief executive officer of Proofpoint. “Our unique people-centric approach to threat protection, information protection, and compliance is gaining traction in the market and increasing in its importance in protecting our customers from the risks they face in today’s active threat landscape. We look forward to completing our announced transaction to be acquired by Thoma Bravo in the third quarter, which will provide significant value for our shareholders and enable us to make further investments in protecting our customers in the years ahead.”

 Second Quarter 2021 Financial Highlights

•

Revenue: Total revenue for the second quarter of 2021 was $308.7 million, an increase of 19%, compared to $258.4 million for the second quarter of 2020. This result included a single customer order that resulted in a large accelerated revenue component (as prescribed under the ASC-606 accounting standard) of approximately $9.0 million, and also contributed to the income statement metrics listed below. Absent this, annual revenue growth would have been approximately 16%.

•

Billings: Total billings for the second quarter of 2021 were $328.6 million, an increase of 31%, compared to $250.0 million for the second quarter of 2020. This result included a five-year prepaid transaction recorded early in the quarter that was in excess of $20.0 million. Absent this transaction, annual billings growth would have been approximately 23%.

•

Gross Profit: GAAP gross profit for the second quarter of 2021 was $231.6 million, compared to $190.9 million for the second quarter of 2020. Non-GAAP gross profit for the second quarter of 2021 was $249.8 million, compared to $207.5 million for the second quarter of 2020. GAAP gross margin for the second quarter of 2021 was 75%, compared to 74% for the second quarter of 2020. Non-GAAP gross margin for the second quarter of 2021 was 81%, compared to 80% for the second quarter of 2020.

•

Operating Income (Loss): GAAP operating loss for the second quarter of 2021 was $(47.4) million, compared to a loss of $(10.8) million for the second quarter of 2020. Non-GAAP operating income for the second quarter of 2021 was $52.1 million, compared to $41.2 million for the second quarter of 2020.

•

Net Income (Loss): GAAP net loss for the second quarter of 2021 was $(52.9) million, or $(0.92) per share, based on 57.5 million weighted average shares outstanding. This compares to a GAAP net loss of $(15.1) million, or $(0.26) per share, based on 57.4 million weighted average shares outstanding for the second quarter of 2020. Non-GAAP net income for the second quarter of 2021 was $41.3 million, or $0.63 per share, based on 66.4 million weighted average diluted shares outstanding. Non-GAAP net income for the second quarter of 2020 was $32.8 million, or $0.51 per share, based on 65.5 million weighted diluted shares outstanding. Non-GAAP earnings per share for the second quarters of 2021 and 2020 included the 6.0 million shares associated with the company’s convertible notes, and cash interest expense (net of tax) of $0.5 million for each period were added back to net income as the “If-Converted” threshold during these periods was achieved.

•

Cash and Cash Flow: As of June 30, 2021, Proofpoint had cash, cash equivalents, and short-term investments of $929.3 million. The Company generated $60.9 million in net cash from operations for the second quarter of 2021, compared to $30.6 million during the second quarter of 2020. Capital expenditures were $6.1 million for the second quarter of 2021, compared to $11.8 million for the second quarter of 2020. The Company’s free cash flow for the second quarter of 2021 was $54.8 million, compared to $18.8 million for the second quarter of 2020, and driven by strong billings linearity primarily as a result of the previously mentioned five-year prepaid transaction.

•	Stock Repurchase Plan: The Company repurchased approximately 135,700 shares at an average price of $131.65 during the second quarter of 2021.

Transaction with Thoma Bravo

Under the terms of the merger agreement with Thoma Bravo, L.P. (“Thoma Bravo”) announced on April 26, 2021, Proofpoint shareholders will receive $176.00 in cash for each share of Proofpoint common stock they own. The transaction remains on track to close in the third quarter of 2021, subject to customary closing conditions, including receipt of regulatory approvals. Upon closing of the transaction, Proofpoint’s common stock will no longer be listed on any public market.

In light of this transaction, Proofpoint will not be hosting an earnings conference call to discuss these results and the Company will not be providing financial guidance for the third quarter or for the full year 2021 as a result.

About Proofpoint, Inc.

 Proofpoint, Inc. (NASDAQ: PFPT) is a leading cybersecurity and compliance company that protects organizations’ greatest assets and biggest risks: their people. With an integrated suite of cloud-based solutions, Proofpoint helps companies around the world stop targeted threats, safeguard their data, and make their users more resilient against cyber attacks. Leading organizations of all sizes, including more than half of the Fortune 1000, rely on Proofpoint for people-centric security and compliance solutions that mitigate their most critical risks across email, the cloud, social media, and the web. More information is available at www.proofpoint.com.

Proofpoint is a trademark or registered trademark of Proofpoint, Inc. in the U.S. and other countries. All other trademarks contained herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding momentum in the company’s business, market position, win rates and renewal rates, future growth, and future financial results. It is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include: the potential direct and indirect impact of events beyond our control such as the current coronavirus (COVID-19) pandemic on our business, financial condition and operations, including on our customers’ spending and on our expenses, supply chain, and employees; failure to maintain or increase renewals from existing customers and failure to generate increased business through existing or new channel partner relationships; uncertainties related to continued success in sales growth and market share gains; failure to convert sales opportunities into definitive customer agreements; risks associated with successful implementation of multiple integrated software products and other product functionality; competition, particularly from larger companies with more resources than Proofpoint; risks related to new target markets, new product introductions and innovation and market acceptance thereof; the ability to attract and retain key personnel; potential changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; the time it takes new sales personnel to become fully productive; unforeseen delays in developing new technologies and the uncertain market acceptance of new products or features; technological changes that make Proofpoint’s products and services less competitive; security breaches, which could affect our brand; the costs of litigation; the impact of changes in foreign currency exchange rates; the effect of general economic conditions, including as a result of specific economic risks in different geographies and among different industries; risks related to integrating the employees, customers and technologies of acquired businesses; assumption of unknown liabilities from acquisitions; ability to retain customers of acquired entities; and the other risk factors set forth from time to time in our filings with the SEC, including our Quarterly Report on Form 10-Q for the three months ended March 31, 2021, and the other reports we file with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or on our investor relations website at https://investors.proofpoint.com/investors/financials-and-filings/quarterly-and-annual-reports/default.aspx. All forward-looking statements herein reflect our opinions only as of the date of this release, and Proofpoint undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Important Information and Where to Find It

In connection with the proposed transaction between the Company and Thoma Bravo, the Company has filed with the SEC a proxy statement. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement regarding the proposed transaction or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://investors.proofpoint.com or by contacting the Company investor relations department at the following:

Proofpoint, Inc.

investor-relations@proofpoint.com

(408) 585-4351

Participants in the Solicitation

Proofpoint and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Proofpoint’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 30, 2021. Proofpoint stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Proofpoint directors and executive officers in the transaction, which may be different than those of Proofpoint stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements About the Proposed Transaction

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Proofpoint’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Proofpoint and Thoma Bravo, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Proofpoint’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Proofpoint’s business and general economic conditions; (iii) Proofpoint’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Proofpoint’s business, including current plans and operations; (vii) the ability of Proofpoint to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Proofpoint’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Proofpoint operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Proofpoint’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Proofpoint’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Proofpoint’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Proofpoint’s financial condition, results of operations, or liquidity. Proofpoint does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Computational Guidance on Earnings Per Share Estimates

Accounting principles require that EPS be computed based on the weighted average shares outstanding (“basic”), and also assuming the issuance of potentially issuable shares (such as those subject to stock options, convertible notes, etc.) if those potentially issuable shares would reduce EPS (“diluted”).

The number of shares related to options and similar instruments included in diluted EPS is based on the “Treasury Stock Method” prescribed in Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share (“FASB ASC Topic 260”). This method assumes a theoretical repurchase of shares using the proceeds of the respective stock option exercise at a price equal to the issuer’s average stock price during the related earnings period. Accordingly, the number of shares includable in the calculation of diluted EPS in respect of stock options and similar instruments is dependent on this average stock price and will increase as the average stock price increases.

The number of shares includable in the calculation of diluted EPS in respect of convertible senior notes is based on the “If Converted” method prescribed in FASB ASC Topic 260. This method assumes the conversion or exchange of these securities for shares of common stock. In determining if convertible securities are dilutive, the interest savings (net of tax) subsequent to an assumed conversion are added back to net earnings. The shares related to a convertible security are included in diluted EPS only if EPS as otherwise calculated is greater than the interest savings, net of tax, divided by the shares issuable upon exercise or conversion of the instrument. Accordingly, the calculation of diluted EPS for these instruments is dependent on the level of net earnings.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP gross profit and gross margin. We define non-GAAP gross profit as GAAP gross profit, adjusted to exclude stock-based compensation expense and the amortization of intangibles associated with acquisitions. We define non-GAAP gross margin as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges that can fluctuate for Proofpoint, based on timing of equity award grants and the size, timing and purchase price allocation of acquisitions so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross margin versus gross profit and gross margin, in each case, calculated in accordance with GAAP. For example, stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in our business. Stock-based compensation is an important part of our employees’ compensation and impacts their performance. In addition, the components of the costs that we exclude in our calculation of non-GAAP gross profit and non-GAAP gross margin may differ from the components that our peer companies exclude when they report their non-GAAP results. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross margin and evaluating non-GAAP gross profit and non-GAAP gross margin together with gross profit and gross margin calculated in accordance with GAAP.

Non-GAAP operating income. We define non-GAAP operating income as operating loss, adjusted to exclude stock-based compensation expense, the amortization of intangibles, costs associated with acquisitions, litigations and facility exit costs related to the relocation of our corporate headquarters. Costs associated with acquisitions include legal, accounting, and other professional fees, as well as changes in the fair value of contingent consideration obligations. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of stock-based compensation expense and the amortization of intangibles and costs associated with acquisitions, litigations and facility exit costs so that our management and investors can compare our recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating loss calculated in accordance with GAAP. For example, as noted above, non-GAAP operating income excludes stock-based compensation expense. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations, and some of these items are cash-based. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating loss calculated in accordance with GAAP.

Non-GAAP net income. We define non-GAAP net income as net loss, adjusted to exclude stock-based compensation expense, amortization of intangibles, costs associated with acquisitions, litigations, facility exit costs related to the relocation of our corporate headquarters, non-cash interest expense related to the convertible debt discount and issuance costs, and tax effects. We consider this non-GAAP financial measure to be a useful metric for management and investors for the same reasons that we use non-GAAP operating income.

Our current and deferred income tax expense is commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 17% for the three and six months ended June 30, 2021 and 2020. We use an annual projected tax rate in a computation of the non-GAAP income tax provision, and exclude the impact of stock-based compensation, intangible amortization expenses, costs associated with acquisitions, litigations, facility exit costs related to the relocation of our corporate headquarters, and non-cash interest expense related to the debt discount and issuance costs for the convertible notes. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate.

Billings. We define billings as revenue recognized plus the change in deferred revenue and customer prepayments less change in unbilled accounts receivable from the beginning to the end of the period, but excluding additions to deferred revenue and customer prepayments from acquisitions. Customer prepayments represent billed amounts for which the contract can be terminated and the customer has a right of refund. Unbilled accounts receivable represent amounts for which the company has recognized revenue, pursuant to its revenue recognition policy, for subscription software already delivered and professional services already performed, but billed in arrears and for which the company believes it has an unconditional right to payment. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of our business, and has historically represented a majority of the quarterly revenue that we recognize. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. Billings include amounts that have not yet been recognized as revenue, but exclude additions to deferred revenue from acquisitions. We may also calculate billings in a manner that is different from other companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenues calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” section of our quarterly and annual reports filed with the SEC.

Proofpoint, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Subscription	$303,510	$254,892	$587,122	$498,961
Hardware and services	5,143	3,546	9,362	9,251
Total revenue	308,653	258,438	596,484	508,212
Cost of revenue:(1)(2)
Subscription	67,659	59,193	131,666	119,041
Hardware and services	9,420	8,382	18,933	17,465
Total cost of revenue	77,079	67,575	150,599	136,506
Gross profit	231,574	190,863	445,885	371,706
Operating expense:(1)(2)
Research and development	81,319	70,602	161,837	140,497
Sales and marketing	142,949	116,279	286,093	239,441
General and administrative	54,664	14,812	87,375	44,367
Total operating expense	278,932	201,693	535,305	424,305
Operating loss	(47,358)	(10,830)	(89,420)	(52,599)
Interest expense	(1,533)	(1,525)	(3,061)	(3,049)
Other (expense) income, net	(1,712)	(1,092)	(1,347)	3,529
Loss before income taxes	(50,603)	(13,447)	(93,828)	(52,119)
Provision for income taxes	(2,312)	(1,660)	(4,406)	(29,829)
Net loss	$(52,915)	$(15,107)	$(98,234)	$(81,948)
Net loss per share, basic and diluted	$(0.92)	$(0.26)	$(1.71)	$(1.43)
Weighted average shares outstanding, basic and diluted	57,479	57,369	57,406	57,168

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$5,933	$5,235	$11,396	$10,777
Cost of hardware and services revenue	1,619	1,408	3,231	2,779
Research and development	18,234	16,431	35,951	32,036
Sales and marketing	23,718	17,047	50,981	35,566
General and administrative	11,779	(3,660)	20,835	6,868
Total stock-based compensation expense	$61,283	$36,461	$122,394	$88,026
(2) Includes intangible amortization expense as follows:
Cost of subscription revenue	$10,719	$9,992	$21,335	$19,930
Sales and marketing	4,017	3,947	7,590	8,460
Total intangible amortization expense	$14,736	$13,939	$28,925	$28,390

Proofpoint, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$929,306	$910,279
Accounts receivable, net	204,264	255,390
Inventory	432	317
Deferred product costs	3,255	3,480
Deferred commissions	62,680	57,779
Prepaid expenses and other current assets	35,889	32,493
Total current assets	1,235,826	1,259,738
Property and equipment, net	107,126	111,030
Operating lease right-of-use assets	179,001	182,228
Long-term deferred product costs	464	420
Goodwill	738,037	688,454
Intangible assets, net	116,567	130,392
Long-term deferred commissions	118,808	108,762
Other assets	15,916	17,686
Total assets	$2,511,745	$2,498,710
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,804	$2,233
Accrued liabilities	128,779	132,187
Operating lease liabilities	37,573	28,560
Deferred revenue	703,029	702,248
Total current liabilities	899,185	865,228
Convertible senior notes	907,991	906,084
Long-term operating lease liabilities	173,161	178,506
Other long-term liabilities	41,092	39,639
Long-term deferred revenue	205,910	190,032
Total liabilities	2,227,339	2,179,489
Stockholders’ equity
Common stock, $0.0001 par value; 200,000 shares authorized; 59,396 shares issued and 57,717 shares outstanding at June 30, 2021; 58,513 shares issued and 57,178 shares outstanding at December 31, 2020	6	6
Additional paid-in capital	1,414,846	1,307,474
Treasury stock, at cost; 1,679 shares at June 30, 2021 and 1,335 shares at December 31, 2020	(183,309)	(139,356)
Accumulated deficit	(947,137)	(848,903)
Total stockholders’ equity	284,406	319,221
Total liabilities and stockholders’ equity	$2,511,745	$2,498,710

Proofpoint, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net loss	$(52,915)	$(15,107)	$(98,234)	$(81,948)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,690	22,990	48,723	46,460
Stock-based compensation	61,283	36,461	122,394	88,026
Change in fair value of contingent consideration	(348)	—	(348)	—
Amortization of debt issuance costs and accretion of debt discount	954	950	1,907	1,899
Amortization of deferred commissions	19,221	15,370	37,272	30,003
Noncash lease costs	7,731	6,492	15,651	12,918
Deferred income taxes	(187)	(367)	(334)	(692)
Other	1,659	1,449	1,399	268
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(23,709)	(1,391)	52,365	92,062
Inventory	25	9	(115)	881
Deferred product costs	141	134	181	76
Deferred commissions	(31,338)	(20,783)	(52,220)	(35,953)
Prepaid expenses	697	(483)	1,731	(6,773)
Other current assets	(315)	102	(172)	(180)
Long-term assets	382	37	104	(59)
Accounts payable	25,626	(3,496)	24,971	(9,513)
Accrued liabilities	11,052	5,402	(3,283)	20,122
Operating lease liabilities	(4,240)	(6,402)	(8,829)	(13,561)
Deferred revenue	20,451	(10,757)	12,787	(21,252)
Net cash provided by operating activities	60,860	30,610	155,950	122,784
Cash flows from investing activities
Proceeds from maturities of short-term investments	—	11,955	—	51,187
Purchase of short-term investments	—	—	—	(19,876)
Purchase of property and equipment	(6,054)	(11,790)	(12,669)	(24,149)
Receipts from escrow account	—	154	—	154
Acquisitions of business, net of cash and restricted cash acquired	—	(2,720)	(55,438)	(2,720)
Net cash (used in) provided by investing activities	(6,054)	(2,401)	(68,107)	4,596
Cash flows from financing activities
Proceeds from issuance of common stock	18,322	15,577	19,083	18,543
Withholding taxes related to restricted stock net share settlement	(12,411)	(7,545)	(42,238)	(35,145)
Repurchases of common stock	(16,874)	—	(43,953)	—
Net cash (used in) provided by financing activities	(10,963)	8,032	(67,108)	(16,602)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	365	733	(217)	(174)
Net increase in cash, cash equivalents and restricted cash	44,208	36,974	20,518	110,604
Cash, cash equivalents and restricted cash
Beginning of period	895,261	931,537	918,951	857,907
End of period	$939,469	$968,511	$939,469	$968,511

Reconciliation of Non-GAAP Measures

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

GAAP gross profit	$231,574	$190,863	$445,885	$371,706
GAAP gross margin	75%	74%	75%	73%
Plus:
Stock-based compensation expense	7,552	6,643	14,627	13,556
Intangible amortization expense	10,719	9,992	21,335	19,930
Non-GAAP gross profit	249,845	207,498	481,847	405,192
Non-GAAP gross margin	81%	80%	81%	80%

GAAP operating loss	(47,358)	(10,830)	(89,420)	(52,599)
Plus:
Stock-based compensation expense	61,283	36,461	122,394	88,026
Intangible amortization expense	14,736	13,939	28,925	28,390
Acquisition-related expenses	19,301	457	20,769	764
Litigation-related expenses	4,063	962	7,551	1,779
Facility exit costs	42	194	42	194
Non-GAAP operating income	52,067	41,183	90,261	66,554

GAAP net loss	(52,915)	(15,107)	(98,234)	(81,948)
Plus:
Stock-based compensation expense	61,283	36,461	122,394	88,026
Intangible amortization expense	14,736	13,939	28,925	28,390
Acquisition-related expenses	19,301	457	20,769	764
Litigation-related expenses	4,063	962	7,551	1,779
Facility exit costs	42	194	42	194
Interest expense - debt discount and issuance costs	954	950	1,907	1,899
Income tax expense (1)	(6,150)	(5,058)	(10,513)	18,110
Non-GAAP net income	41,314	32,798	72,841	57,214
Add interest expense of convertible senior notes, net of tax (2)	477	477	954	954
Numerator for non-GAAP EPS calculation	$41,791	$33,275	$73,795	$58,168
Non-GAAP net income per share - diluted	$0.63	$0.51	$1.12	$0.89

GAAP weighted average shares used to compute net loss per share, diluted	57,479	57,369	57,406	57,168
Dilutive effect of convertible senior notes (2)	5,975	5,975	5,975	5,975
Dilutive effect of employee equity incentive plan awards (3)	2,963	2,111	2,649	2,196
Non-GAAP weighted average shares used to compute net income per share, diluted	66,417	65,455	66,030	65,339

(1) The Company’s current and deferred income tax expense commensurate with the non-GAAP measure of profitability using non-GAAP tax rate of 17% for the three and six months ended June 30, 2021 and 2020. The Company uses annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation, intangible amortization expenses, costs associated with acquisitions, litigations, facility exit costs related to the relocation of our corporate headquarters, and non-cash interest expense related to the debt discount and issuance costs for the convertible notes.

(2) The Company uses the if-converted method to compute diluted earnings per share with respect to its convertible senior notes. There was no add-back of interest expense or additional dilutive shares related to the convertible senior notes where the effect was anti-dilutive.

(3) The Company uses the treasury method to compute the dilutive effect of employee equity incentive plan awards.

Reconciliation of Total Revenue to Billings

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

Total revenue	$308,653	$258,438	$596,484	$508,212
Deferred revenue and customer prepayments
Ending	919,599	776,255	919,599	776,255
Beginning	900,925	787,098	904,126	797,173
Net Change	18,674	(10,843)	15,473	(20,918)
Unbilled accounts receivable
Ending	1,403	1,542	1,403	1,542
Beginning	2,673	3,965	1,877	2,255
Net Change	1,270	2,423	474	713
Less:
Deferred revenue and customer prepayments contributed by acquisitions	—	—	(7,093)	—
Billings	$328,597	$250,018	$605,338	$488,007

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020

GAAP cash flows provided by operating activities	$60,860	$30,610	$155,950	$122,784
Less:
Purchases of property and equipment	(6,054)	(11,790)	(12,669)	(24,149)
Non-GAAP free cash flows	$54,806	$18,820	$143,281	$98,635

Media Contact

Kristy Campbell

Proofpoint, Inc.

408-517-4710

kcampbell@proofpoint.com

Investor Contact

Jason Starr
Proofpoint, Inc.
408-585-4351
jstarr@proofpoint.com